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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT


    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


     DATE OF REPORT (Date of earliest event reported):  FEBRUARY 11, 1999


                          BFX HOSPITALITY GROUP, INC.
              (Exact name of registrant as specified in charter)

                DELAWARE                     1-9822                          75-1732794
        (State of Incorporation)      (Commission File No.)      (I.R.S. Employer Identification No.)

      226 BAILEY AVENUE, SUITE 101
           Fort Worth, Texas                                                    76107
(Address of Principal Executive Offices)                                      (Zip Code)

      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (817) 332-4761


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                        Exhibit Index Appears on Page 4
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ITEM 5.   OTHER EVENTS.

     On February 26, 1999, BFX Hospitality Group, Inc., a Delaware corporation (the "Company"), announced that its Board of Directors has adopted a Shareholder Rights Plan (the "Plan"). A copy of the Rights Agreement dated February 11, 1999, between the Company and Continental Stock Transfer & Trust Company, as Rights Agent, the Certificate of Designation, Powers, Preferences and Rights of Series B Junior Preferred Stock dated March 2, 1999, Form of Right Certificate, the Summary of Rights to Purchase Preferred Shares and the press release announcing the adoption of the Plan are filed as Exhibits 4.1, 4.2, 4.3, 4.4 and 99.1, respectively, and are incorporated herein by reference.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  Exhibits.

     4.1  -   Rights Agreement dated February 11, 1999, between the Company and
              Continental Stock Transfer & Trust Company, as Rights Agent.

     4.2  -   Certificate of Designation, Powers, Preferences and Rights of
              Series B Junior Preferred Stock dated March 1, 1999.

     4.3  -   Form of Right Certificate.

     4.4  -   Summary of Rights to Purchase Preferred Shares.

    99.1  -   Press release of the Company dated February 26, 1999, announcing the adoption of the Plan.


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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     BFX HOSPITALITY GROUP, INC.



Dated: March 3, 1999                 By:      /s/ ROBERT H. McLEAN
                                        -----------------------------------
                                                  Robert H. McLean
                                           Chairman of the Board, President
                                             and Chief Executive Officer

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                               INDEX TO EXHIBITS

    Number                           Exhibit
    ------                           -------
     4.1 Rights Agreement dated as of February 11, 1999, between the Company and Continental Stock Transfer & Trust Company, as Rights Agent.

     4.2 Certificate of Designation, Powers, Preferences and Rights of Series B Junior Preferred Stock dated March 1, 1999.

     4.3      Form of Right Certificate.

     4.4      Summary of Rights to Purchase Preferred Shares.

    99.1 Press release of the Company dated February 26, 1999, announcing the adoption of the Plan.

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